Exhibit 99.2
Contact:

William R. Council III	C. Rodney O’Connor
President and Chief Executive Officer	Cameron Associates
(615) 771-7575	(212) 554-5470
ADVOCAT TO PRESENT AT THE JEFFERIES 2ND ANNUAL HEALTHCARE CONFERENCE

BRENTWOOD, Tenn. — (June 4, 2008) — Advocat Inc. (NASDAQ: AVCA) today announced that William R. Council III, the Company’s CEO, will present at the Jefferies 2nd Annual Healthcare Conference to be held in New York City on June 24th-26th. The conference will showcase a diverse group of companies and industry experts in the areas of biotechnology, CROs, healthcare facilities & services, healthcare IT services, medical devices & diagnostics, pharmaceutical services and specialty pharmaceuticals. Mr. Council’s presentation is scheduled for June 24th at 9:30am ET (8:30 am CT).
Management will discuss the company’s market position and growth strategy followed by a breakout session. A live webcast of the conference presentation also will be available. To access the webcast, investors should visit Advocat’s web site: http://www.irinfo.com/avc. For those unable to access the live webcast, a replay will be available until July 24, 2008 by accessing the web address listed above.
Advocat provides long-term care services to patients in 50 skilled nursing centers containing 5,773 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc .
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